EXHIBIT 10.24

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of May 13, 2010, by and among SSGI, Inc., a Florida corporation (“Buyer”), and each of the individuals identified as “Sellers” on the signature page to this Agreement (each, a “Seller” and collectively, the “Sellers”).

RECITALS:

WHEREAS, Sellers are the record and beneficial owners, collectively, of 133 shares of common stock, par value $1.00 per share (the “B&M Common Stock”), of B & M Construction Co., Inc., a Florida corporation (the “Company”), representing approximately 26.85% of the issued and outstanding shares of capital stock of the Company;

WHEREAS, Sellers desire to sell, and Buyer desires to purchase, certain of the shares of B&M Common Stock owned by the Sellers; and

WHEREAS, Sellers and Buyer desire to make certain representations, warranties and agreements in connection with the sale and acquisition of such shares and to set forth various conditions precedent thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

AGREEMENT OF PURCHASE AND SALE

1.1           Purchase and Sale of Purchased Shares.  On the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), each Seller will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from such Seller, all right, title and interest of such Seller in and to the number of shares of B&M Common Stock set forth opposite such Seller’s name on Schedule I attached hereto under the heading “Number of Purchased Shares to be Sold” (the “Purchased Shares”), free and clear of any liens, restrictions, security interests, claims, rights of another or other encumbrances (collectively, “Liens”), for an aggregate purchase price set forth in and payable in accordance with the terms of Section 1.3 hereof.

1.2           Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, 8120 Belvedere Road, Suite 4, West Palm Beach, Florida  33411, at 9:00 a.m., local time, on May 13, 2010, or at such other time and place and on such other earlier date as Buyer and Sellers may agree upon in writing.  The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

1.3           Purchase Price and Form of Payment.

(a)           The aggregate purchase price to be paid to each Seller for all of his Purchased Shares shall be (i) that number of shares of common stock, par value $0.001 per share, of Buyer (the “Buyer Common Stock”) as is set forth opposite such Seller’s name on Schedule I attached hereto under the heading “Number of SSGI Shares”, plus (ii) warrants (the “Warrants”) to purchase that number of shares of Buyer Common Stock as is set forth opposite such Seller’s name on Schedule I attached hereto under the heading “Number of Warrant Shares”.  Each Warrant shall be in the form attached hereto as Exhibit A.  The shares of Buyer Common Stock described in subsection (i) above are hereinafter referred to as the “SSGI Shares”.  The shares of Buyer Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”.  The SSGI Shares, the Warrants and the Warrant Shares are hereinafter referred to collectively as the “SSGI Securities”.

(b)           At the Closing, each Seller shall deliver, or cause to be delivered, to Buyer the stock certificate or certificates evidencing his Purchased Shares, and Buyer shall deliver or cause to be delivered to such Seller (i) a certificate evidencing the SSGI Shares to which such Seller is entitled, registered in the name of such Seller, and (ii) a Warrant evidencing the Warrant Shares to which he is entitled, registered in the name of such Seller.

1.4           Redemption of B&M Common Stock and Cancellation of Promissory Notes.  At Closing, each Seller shall surrender to the Company that number of shares of B&M Common Stock as is set forth opposite such Seller’s name on Schedule II attached hereto under the heading “Number of Shares to be Redeemed” (“Redeemed Shares”), and Buyer shall cause the Company or its successor to cancel each promissory note (and all remaining indebtedness evidenced thereby) executed by any Seller and made payable to the Company, including, but not limited to, the Promissory Notes given by William H. Denmark and Phillip A. Lee to the Company on May 1, 2007, and by Evan D. Finch to the Company on January 1, 2005 (the “Notes”).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each Seller as follows (with the understanding that each Seller is relying materially on such representations and warranties in entering into and performing this Agreement):

2.1           Due Organization.  Buyer is a corporation, validly existing and in good standing under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

2.2           Authorization and Effect of Agreement.  Buyer has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it.  The execution and delivery by Buyer of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by each Seller, constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3           No Restrictions Against Purchase of the Purchased Shares.  The execution and delivery of this Agreement by Buyer does not and will not, and the performance by Buyer of the transactions contemplated hereby to be performed by it does not and will not (a) conflict with the articles of incorporation or by-laws of Buyer, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which Buyer is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to Buyer.  Except for any filings under any applicable state and federal securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign court, government, governmental agency, authority, entity or instrumentality (each a “Governmental Entity”) is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the performance by it of the transactions contemplated hereby to be performed by it.

2.4           Investment Representation.  Buyer is acquiring the Purchased Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof.  Buyer is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).   The Buyer has made its own inquiry and investigation into and based thereon has formed an independent judgment concerning the Company’s business and the value of the Purchased Shares.  The Buyer is relying solely on its own knowledge and investigation regarding the Purchased Shares in entering into this Agreement.  The Buyer has requested and received and has carefully reviewed all information about the Company which the Buyer deems prudent with regard to this purchase, including, but not limited to, information regarding the business of the Company, present and future competition and the industry in which the Company will do business.  The Buyer agrees that all documents and records pertaining to the Company have been made available for inspection by it, its attorneys and its accountants and that it has had the opportunity to ask questions of and receive information and answers from Sellers and the Company.  The Buyer has freely entered into this Agreement and has been subject to neither pressure to make a hasty or uninformed decision to enter into this Agreement nor solicitation to receive the Purchased Shares.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally but not jointly, represents and warrants to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement):

3.1           Authorization and Effect of Agreement.  Such Seller has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement has been duly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of such Seller enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2           No Restrictions Against Sale of the Purchased Shares.  The execution and delivery of this Agreement by such Seller does not, and the performance by such Seller of the transactions contemplated hereby to be performed by it will not (a) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which such Seller is a party or by which such Seller or his properties are bound, or (b) constitute a violation of any federal, state, county or local law, rule or regulation applicable to such Seller or any order, writ or injunction of any Governmental Entity.  Except for any filings under any applicable state and federal securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or the performance by him of the transactions contemplated hereby to be performed by him.

3.3           Ownership of Purchased Shares and Redeemed Shares; No Liens.  Such Seller owns of record and beneficially (a) the Purchased Shares set forth opposite his name on Schedule I attached hereto under the heading “Number of Purchased Shares to be Sold”, and (b) the Redeemed Shares set forth opposite his name on Schedule II attached hereto under the heading “Number of Shares to be Redeemed”.  The Purchased Shares and Redeemed Shares are subject to a Stockholders’ Agreement by and between the Sellers and Bobby L. Moore, Jr. (“Stockholders’ Agreement”), and have been pledged as security for the Notes.  Except for restrictions on transfer imposed by federal and state securities laws, the Stockholders’ Agreement and the pledge of the Purchased Shares for the Notes, such Seller is the true and lawful owner, of record and beneficially, of his Purchased Shares, free and clear of any Liens; none of the Purchased Shares owned by such Seller are subject to any outstanding options, warrants, calls or similar rights of any individual, business, corporation, partnership, limited liability company, association, joint venture, trust or other entity (“Person”) to acquire the same; none of the Purchased Shares owned by such Seller are subject to any restrictions on transfer thereof; and such Seller has the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to his Purchased Shares, free and clear of any Liens.

3.4           Tax Status of Seller.  Such Seller is not a foreign Person, and no tax is required to be withheld from such Seller pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, as a result of any of the transactions contemplated by this Agreement.

3.5           Representations Regarding the Acquisition of the SSGI Securities.

(a)           Purchase Entirely for Own Account. This Agreement is made with such Seller in reliance upon his representation to Buyer, which by such Seller’s execution of this Agreement he hereby confirms, that the SSGI Securities to be acquired by such Seller hereunder will be acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in or otherwise distributing the same. Such Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to the SSGI Securities.

(b)           Sophistication. Such Seller is a Person who either alone or with his purchaser representative(s) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Buyer.

(c)           Speculative Investment. Such Seller understands the speculative nature and risk of an investment in Buyer and confirms that he is able to bear the risk of the investment, and that there may not be any viable public market for the SSGI Securities acquired hereunder.

(d)          No Coercion or Solicitation. Such Seller has freely entered into this Agreement and has been subject to neither pressure to make a hasty or uninformed decision to enter into this Agreement nor solicitation to receive the SSGI Securities.

(e)           Transfer Restrictions. Buyer is not under an obligation to register or seek an exemption under any federal and/or state securities laws for any sale or transfer of the SSGI Securities by such Seller, and such Seller hereby acknowledges that the SSGI Securities constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that the SSGI Securities may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering the SSGI Securities, the sale is made in accordance with Rule 144 under the Securities Act, or Buyer receives an opinion of counsel of such Seller reasonably satisfactory to Buyer, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act.  Without limiting the generality of the foregoing, such Seller acknowledges that Buyer is a “former shell company”.  As such, sales of the SSGI Securities cannot be made under Rule 144 unless certain conditions are met, including, without limitation, the following:  (i) Buyer has filed all reports and other materials required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable, during the 12 months preceding the sale (other than Form 8-K reports); and (ii) one year has elapsed since Buyer has filed current “Form 10 information” with the Securities and Exchange Commission reflecting its status as an entity that is no longer a shell company.  Buyer filed such Form 10 information with the Securities and Exchange Commission on December 9, 2009.  In addition, Buyer did not timely file with the Securities and Exchange Commission its Form 10-K for the period ended December 31, 2009.  Therefore, sales under Rule 144 cannot be made until at least 12 months following the date that Buyer files such Form 10-K with the Securities and Exchange Commission.

(f)           Disclosure of Information.  Such Seller has received all the information he considers necessary or appropriate for deciding whether to acquire the SSGI Securities hereunder. Such Seller further represents that he has had the opportunity to ask questions of Buyer and receive answers from Buyer, to the extent that Buyer possessed such information or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of any investment in Buyer.  Further, such Seller has been given an opportunity to question the appropriate executive officers of Buyer.

(g)           Legends. It is understood that the certificates evidencing the SSGI Securities will bear the legend set forth below (or a similar legend):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by Buyer from any certificate evidencing the SSGI Securities upon delivery to Buyer of an opinion by counsel, reasonably satisfactory to Buyer, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Buyer issued the SSGI Securities.

ARTICLE 4

COVENANTS

4.1           Compliance by the Sellers.  From the date hereof to the Closing, no Seller shall take or fail to take any action, which action or failure to take such action would intentionally cause the representations and warranties made by such Seller herein to be untrue or incorrect as of the Closing.

4.2           Satisfaction of All Conditions Precedent to the Obligations of Buyer.  From the date hereof to the Closing, each Seller shall use his best efforts to cause all conditions precedent to the obligations of Buyer hereunder to be satisfied by the Closing.

4.3           No Solicitation.  From the date hereof to the Closing, no Seller shall offer any of his Purchased Shares for sale, or solicit offers to buy the Purchased Shares, or hold discussions with or provide any information to any party (other than Buyer) looking toward such an offer or solicitation.

4.4           Licenses.  Each Seller shall, during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, (a) keep active, and in good standing and in full force and effect, all licenses, certificates and permits held by such Seller that relate or are beneficial to the business of the Company or any of its subsidiaries, (b) comply in all material respects with the terms and conditions of all such licenses, certificates and permits, and (c) not violate or cause any violation of any such licenses, certificates or permits or the laws or rules governing the issuance or continued validity thereof.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary (including, without limitation, the provisions of Article 7 hereof), no Seller shall have any liability (monetary or otherwise) hereunder for any breach of this Section 4.4 unless (i) neither the Company nor Buyer has another qualified person within its organization to timely replace such Seller as the relevant licensee or certificate or permit holder, and (ii) (A) such Seller willfully and knowingly violates the provisions of this Section 4.4 (it being understood and agreed that any breach of this Section 4.4 caused by factors or circumstances beyond the reasonable control of such Seller shall not constitute a willful and knowing violation by such Seller of the provisions of this Section 4.4), or (B) Seller’s employment with Surge Solutions Group, Inc., a wholly-owned subsidiary of Buyer (“Surge”), or one of Buyer’s other affiliates, is terminated for “cause” or voluntarily by such Seller, and such termination gives rise to a breach of this Section 4.4.

ARTICLE 5

CONDITIONS TO CLOSING

5.1           Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, or written waiver by Buyer, of each of the following conditions:

(a)           The representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; each Seller shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by such Seller at or prior to the Closing Date; and Buyer shall have received a certificate, dated as of the Closing Date, signed by each Seller to the foregoing effects;

(b)           No action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

(c)           Each Seller shall have executed and delivered to Surge an Employment Agreement (herein so called) in the form attached hereto as Exhibit B;

(d)           All consents and approvals required in connection with the execution, delivery and performance of this Agreement shall have been obtained;

(e)           Buyer shall have received from each Seller or his duly appointed agent and attorney-in-fact the stock certificate or certificates representing all of the Purchased Shares owned by such Seller accompanied by stock powers duly executed in blank;

(f)           Buyer shall have acquired all of the shares of capital stock of the Company owned by Bobby L. Moore, Jr., on terms and conditions satisfactory to Buyer in its sole and absolute discretion; and

(g)           Each Seller shall have executed and delivered each agreement, instrument and document required to be executed by such Seller and is attached hereto as an Exhibit.

The decision of Buyer to consummate the transactions contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any representations, warranties, covenants or indemnities of any Seller herein.

5.2           Conditions to Obligations of Sellers.  The respective obligations of each Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, or written waiver by such Seller, of each of the following conditions:

(a)           Buyer’s representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; all agreements to be performed hereunder by Buyer at or prior to the Closing Date shall have been performed in all material respects; and each Seller shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Buyer to the foregoing effects;

(b)           Buyer shall have delivered to each Seller a certificate evidencing the number of SSGI Shares set forth opposite his name on Schedule I attached hereto under the heading “Number of SSGI Shares”, registered in the name of such Seller;

(c)           All consents and approvals required in connection with the execution, delivery and performance of this Agreement shall have been obtained;

(d)           All necessary action (corporate or otherwise) shall have been taken by Buyer to authorize, approve and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and each Seller shall have received a certificate, dated as of the Closing Date, of the Chief Executive Officer of Buyer to the foregoing effect;

(e)           Buyer shall have executed and delivered to each Seller a Warrant in the form attached hereto as Exhibit A, representing the number of Warrant Shares set forth opposite his name on Schedule I attached hereto under the heading “Number of Warrant Shares”;

(f)           Surge shall have executed and delivered to each Seller an Employment Agreement in the form attached hereto as Exhibit B;

(g)           Buyer shall have executed and delivered each other agreement, instrument and document required to be executed by Buyer and is attached hereto as an Exhibit; and

(h)           Buyer shall have acquired all of the shares of capital stock of the Company owned by Bobby L. Moore, Jr.

ARTICLE 6

TERMINATION

6.1           Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated prior to the Closing, if the party seeking to terminate is not then in material default or breach of this Agreement, as follows:

(a)           By the mutual written consent of Buyer and the Sellers;

(b)           By either Buyer or any Seller if the Closing shall not have occurred on or before May 28, 2010;

(c)           By either Buyer or any Seller if, prior to the Closing Date, in the case of Buyer, any Seller, or in the case of any Seller, Buyer, is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within fifteen (15) days of the date of notice of default delivered by the party claiming such material default, provided that such terminating party shall not also be in material breach of this Agreement at the time such notice of default is delivered; or

(d)           By either Buyer or any Seller if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof.

6.2           Effect of Termination.  If this Agreement is terminated pursuant to the provisions of Section 6.1, all further obligations of each party under this Agreement shall terminate without further liability of such party; provided, however, that such termination shall not constitute a waiver by any party of any claim it may have for specific performance or for damages caused by reason of a breach by any other party of a representation, warranty, covenant, or agreement contained herein; and provided further, that, anything herein to the contrary notwithstanding, the respective rights and obligations of the parties pursuant to Article 8 hereof shall survive the termination of this Agreement.

6.3           Waiver.  If any condition specified in Section 5.1 or Section 5.2 of Buyer, on the one hand, and any Seller, on the other, has not been satisfied, each party, in addition to any other rights which may be available to he or it, shall have the right to waive any condition that is for his or its benefit and to require the other party to proceed with the Closing.

ARTICLE 7

INDEMNIFICATION AND REIMBURSEMENT

7.1           Indemnification of Buyer.  Each Seller, severally but not jointly, agrees to indemnify and hold harmless Buyer, and its representatives, agents, employees, affiliates, successors and assigns, from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) which any of them may sustain, or to which any of them may be subjected, arising out of any breach or default by such Seller of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

7.2           Indemnification of Sellers.  Buyer agrees to indemnify and hold harmless each Seller, and his representatives, agents, employees, affiliates, successors and assigns, from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) which any of them may sustain, or to which any of them may be subjected, arising out of any breach or default by Buyer of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

7.3           Reimbursement for Taxes.  Upon the issuance of the Forms K-1 from the Company to Sellers, Buyer shall pay, as a distribution, to each Seller the amount necessary to satisfy each Seller’s federal income tax liability resulting from the imputed but not received income (“Imputed Income”) reported on the Form K-1 issued to the Sellers by the Company for tax year 2010 (including any short year return for the Company). In the event of any audit adjustments by the Internal Revenue Service (“IRS”) to the Company, Buyer shall pay or distribute, within ten (10) days of the IRS report, including but not limited to, a revenue agent’s report (Form 4549), notice of deficiency or other adjustment report (a “Report”), reflecting an increase in income to the Company which will flow-through to the Sellers, sufficient proceeds to the Sellers to satisfy the resulting income tax liability (tax, penalties, and interest) caused by the IRS audit.  Further, Buyer shall pay to each Seller the amount necessary to satisfy his federal and/or state income tax liability resulting from any and all tax resulting from the issuance of the SSGI Shares as contemplated under Section 1.3(a) within ten (10) days of such Seller presenting a copy of his federal and state income tax return (e.g., Form 1040) to Buyer.  Also, in the event that the Internal Revenue Service determines that tax is due on the issuance of shares in accordance with Section 1.3(a)(i) and/or the cancellation of the promissory notes in accordance with Section 1.4 (“Adjusted Items”) and issues a Report reflecting tax due by any Seller, Buyer shall pay to such Seller, within ten (10) days of Buyer receiving a copy of the Report, one hundred forty-two and eighty-fifth percent (142.85%) of the tax, penalty and interest listed on the Report for the Adjusted Items.  The purpose of multiplying the tax, penalty, and interest by 142.85% is to satisfy the tax liability resulting from or caused by the payment from the Buyer to any Seller under this Section 7.3.  Solely for purposes of this Section 7.3, notwithstanding any provision under this Agreement, the parties waive any statute of limitations provision under Florida law or any other restriction on claims.  Notwithstanding the foregoing provisions of this Section 7.3, Buyer shall not be obligated to make reimbursements or other payments to the Sellers under this Section 7.3 in excess of $205,822.00 in the aggregate to all Sellers.

ARTICLE 8

MISCELLANEOUS

8.1           Collateral Agreements, Amendments and Waivers.  This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings and agreements, oral or written, relating to this transaction, and constitutes the entire understanding among the parties with respect to the subject matter hereof.  Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought.

8.2           Successors and Assigns.  Neither the rights or obligations of Buyer or any Seller under this Agreement may be assigned without the prior written consent of the other parties hereto (except that Buyer may assign its rights and obligations to any affiliate thereof without the prior written consent of any Seller; provided, however, that any such assignment shall not relieve Buyer from its obligations hereunder).  Any assignment in violation of the foregoing shall be null and void.  Subject to the preceding sentences of this Section 8.2, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

8.3           Expenses.  Each party hereto shall be solely responsible for the legal, accounting and other fees and expenses incurred by such party in connection with the transactions contemplated by this Agreement, other than as provided under Section 7.3.  Notwithstanding the foregoing, Buyer shall reimburse Sellers for up to $10,000 (in the aggregate) in legal fees and expenses incurred by Sellers in connection with the transactions contemplated by this Agreement, subject to the presentment of appropriate invoices evidencing such fees and expenses.

8.4           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

8.5           Information and Confidentiality.  Each party hereto agrees that such party shall hold in strict confidence all information and documents received from any other party hereto, and if the Closing does not occur each such party shall return to the other parties hereto all such documents then in such receiving party’s possession without retaining copies; provided, however, that each party’s obligations under this Section 8.5 shall not apply to (a) any information or document required to be disclosed by law, or (b) any information or document in the public domain other than because of the wrongful actions of the disclosing party.  In addition, and without limiting the generality of the foregoing, the parties further agree that, from the date hereof and until the Closing Date, neither they nor any of their respective representatives shall disclose to any third party or publicly announce the proposed acquisition of the Purchased Shares or the existence or terms of this Agreement without the prior joint consent of Buyer and all Sellers, which such consent shall not be unreasonably withheld, conditioned or delayed.

8.6           Waiver.  No failure or delay on the part of any party in exercising any right, power or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

8.7           Notices.  Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at such party’s address as set forth below, (b) if sent by mail (which must be certified or registered mail, postage prepaid), when received or rejected by the relevant party at such party’s address indicated below, or (c) if sent by facsimile or email transmission, when confirmation of delivery is received by the sending party:

Buyer:	SSGI, Inc.
8120 Belvedere Road, Suite 4,
West Palm Beach, Florida  33411
Attn:  Larry M. Glasscock
Fax: (561) 202-6216
larry.glasscock@att.net

With a copy to:	Block & Garden, LLP
5949 Sherry Lane
Suite 900
Dallas, Texas 75225
Attn: Warren W. Garden, Esq.
Fax: (214) 866-0991
garden@bgvllp.com

any Seller:	to the address set forth under such Seller’s name on Schedule I attached hereto.

With copy to:	Clark, Campbell, Mawhinney, & Lancaster, P.A.
500 South Florida Avenue, Suite 800
Lakeland, Florida 33801
Attn: John J. Lancaster, LL.M.
Fax: (863) 647-5012
Jlancaster@ccmattorneys.com

Each party may change his or its address for purposes of this Section 8.7 by proper notice to the other parties.

8.8           Specific Performance.  Each Seller recognizes that if he refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury.  Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.  If any action is brought by Buyer to enforce this Agreement, each Seller shall waive the defense that there is an adequate remedy at law.  In the event of a default by any Seller that results in the filing of a lawsuit for damages, specific performances, or other remedies, Buyer shall be entitled to reimbursement by such Seller of reasonable legal fees and expenses incurred by Buyer.

8.9           Waiver of Certain Rights.  Each Seller hereby waives any rights of first refusal, preemptive rights or other rights of any nature whatsoever which such Seller may have to purchase any of the Purchased Shares or other capital stock or equity securities of any nature of the Company.

8.10         Further Assurances.  At and from time to time after the Closing, at the request of Buyer but without further consideration, each Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby.

8.11         No Third-Party Beneficiaries.  Other than the indemnitees under Article 7 not a party hereto and any lender of Buyer, no Person not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

8.12         Governing Law; Exclusive Jurisdiction and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE. Each of the Company and each Seller (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida and the courts of the State of Florida located in Palm Beach County, Florida, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

8.13           Remedies Not Exclusive.  Except to the extent expressly provided otherwise herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or equity.

8.14           Attorney’s Fees.  In the event any action or litigation is instituted to enforce or interpret any of the provisions of this Agreement, the prevailing party or parties as determined by the court having jurisdiction thereof shall be entitled to recover, in addition to all other relief, all costs and expenses incurred in connection with such action or litigation, including reasonable attorney’s fees at the pretrial and trial level, and in all appellate proceedings.

8.15           Execution in Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

8.16           Titles and Headings.  Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

8.17           Certain Interpretive Matters and Definitions.

(a)             Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles, (iv) ”or” is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, and (viii) the terms “subsidiary“ and “affiliate“ have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended.  All references to “$” or dollar amounts will be to lawful currency of the United States of America.

(b)             No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SSGI, INC.

By:	/s/ Larry M. Glasscock
Larry M. Glasscock, President & CEO

/s/ Phillip A. Lee
PHILLIP A. LEE, individually

/s/ William H. Denmark
WILLIAM H. DENMARK, individually

/s/ Evan D. Finch
EVAN D. FINCH, individually

Schedule I

List of Sellers

Names and Addresses of the Sellers	Number of Purchased Shares to be Sold	Number of SSGI Shares	Number of Warrant Shares

Phillip A. Lee 8890 Cobblestone Point Circle Boynton Beach, Florida 33472 Fax: (954) 360-9229 Email: phillip.lee@bmconstruction.com	56.99	1,052,632	131,578

William H. Denmark 1272 Ficklen Church Way Canton, Georgia 30114 Fax: (770) 345-7519 Email: billy.denmark@bmconstruction.com	18.79	473,684	59,211

Evan D. Finch 524 Oak Trail Lakeland, Florida 33813 Fax: (863) 647-3794 Email: evan.finch@bmconstruction.com	22.85	473,684	59,211

Totals	98.63	2,000,000	250,000

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Schedule II

Name of Seller	Number of Shares to be Redeemed

Phillip A. Lee	13.01

William H. Denmark	12.71

Evan D. Finch	8.65

Totals	34.37

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EXHIBITS

A – Form of Warrant

B – Form of Employment Agreement

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